Exhibit 10.21

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF FLORIDA

FT. MYERS DIVISION

ELROY E. ERIE,

Plaintiff,

vs.	Case No.: 2:06-cv-464-FtM-99SPC

CERTIFIED DIABETIC SERVICES,

INC. a Delaware corporation; CDS

INVESTORS, LLC, a Florida limited

liability company; BRENT PETERSON,

an individual, and LOWELL FISHER,

an individual,

Defendants.

                                                                             /

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Settlement Agreement” or the “Agreement”) is made effective this 26th day of June, 2007, by and between Elroy E. Erie (“Erie”), Certified Diabetic Services, Inc., a Delaware corporation (“CDS”), CDS Investors, LLC, a dissolved limited liability company (“CDSI”), Brent Peterson (“Peterson”), and Lowell Fisher (“Fisher”). Erie, CDS, CDSI, Peterson and Fisher shall be referred to collectively as “the Parties.”

RECITALS

A. Erie is an individual residing in Las Vegas, Nevada.

B. CDS is a Delaware corporation doing business in Collier County, Florida.

C. CDSI is a dissolved Florida limited liability company that did business in Collier County, Florida.

D. Peterson is an individual residing in Collier County, Florida. Peterson formerly served as the Chief Executive Officer of CDS.

E. Fisher is an individual residing in Collier County, Florida. Fisher is the Chief Executive Officer and Chairman of the Board of Directors of CDS.

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF

F. On October 1, 2003, CDS granted Erie an option to purchase shares of common stock of CDS (the “Option”) at a price of $0.03 per share pursuant to the terms of that certain Amended and Restated Stock Option Agreement (the “A & R Agreement”) of even date.

G. On or about October 17, 2003, Erie entered into an agreement with CDSI pursuant to which, among other things, CDSI conveyed to Erie 1,000,000 shares of fully paid and non-assessable shares of CDS common stock in exchange for which Erie issued CDSI two promissory notes, each in the amount of $30,000, and allegedly surrendered options to purchase 1,000,000 shares of CDS common stock.

H. On October 5, 2005, Erie sent via certified mail and overnight express mail correspondence to CDS pursuant to which Erie sought to exercise the options that are the subject matter of the A & R Agreement.

I. A dispute has arisen between the Parties regarding, among other things, the A & R Agreement, Erie’s ownership of and payment for the 1,000,000 shares of CDS common stock, and Erie’s performance of his obligations as a director of CDS. The Parties ultimately filed claims against each other in litigation styled ERIE v. CERTIFIED DIABETIC SERVICES, INC., et al., Case No. 2:06-cv-00464MMH-SPC, in the United States District Court, Middle District of Florida (the “Litigation”).

J. Based on the foregoing recitals, and in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the Parties desire to resolve this matter amicably, as follows:

TERMS

1. Erie’s Stock/Settlement Consideration. CDS agrees that, as of and since October 13, 2003, Erie has been and remains the unconditional owner of 1,000,000 shares of fully paid and non-assessable shares of CDS common stock evidenced by certificate no. 03036 (the “Stock”), and that his promissory notes given for the stock are cancelled effective as of the date of the settlement agreement. CDS further agrees that, on October 5, 2005, Erie exercised the Option to purchase shares of CDS common stock pursuant to the A & R Agreement (the “Exercise”). CDS agrees that, as of October 5, 2005, Erie became the owner of 800,000 shares of CDS common stock. Erie shall provide CDS with an opinion of counsel in form and substance reasonably satisfactory to CDS to the effect that the restrictive legend on the 800,000 shares of common stock is not required. Erie agrees that his claims for monetary damages, non-monetary relief, and indemnification against CDS’ counterclaim have been fully paid and extinguished by this settlement and further agrees that he has no other equity interests in the Company other than the aggregate 1,800,000 shares referenced in this Agreement.

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF

2. Promissory Notes. CDS agrees that the October 13, 2003 and March 10, 2004 promissory notes that are the subject matter of CDS’ Amended Counterclaim to Erie’s Amended Complaint are cancelled effective as of the date of this settlement agreement.

3. Release. As further consideration for the terms and conditions contained in this Agreement, the Parties agree to enter into a mutual release agreement in substantially the same form as is attached as Exhibit “A” to this Settlement Agreement (the “Mutual Release”) concurrently with the execution of this Settlement Agreement.

4. Limitation on Sale of Stock. Erie agrees that he will sell no more that 25,000 shares of CDS common stock per calendar month, or shares worth $6,000.00 per calendar month, whichever is the greater.

5. Non-Voting Shares. Erie aggress that he will not vote his 1,800,000 shares of CDS common stock provided, however, if Erie sells any of his shares in a bona fide third party transaction, the shares may thereafter be voted by the bona fide purchaser.

6. Damages. The Parties acknowledge that the performance of their respective obligations under this Agreement is essential to the consummation of the transactions contemplated by this Agreement. Each of them further acknowledges that neither party will have an adequate remedy at law if the other party fails to perform its obligations under this Agreement. In such event, each party shall have the right to compel specific performance of this Agreement. Further, notwithstanding any other provision of this Agreement, the Parties do not waive their right to, and shall be entitled to, any other remedy at law or equity for a violation of this Agreement.

7. Board Approval. Prior to execution of this agreement, the CDS board of directors has approved of the terms contained herein.

8. Limitation on Third Party Beneficiaries. The Parties agree as follows:

a. that the terms, conditions and obligations contained in this Agreement apply to and govern only the Parties;

b. that the terms, conditions and obligations contained in this Agreement shall have no force and/or effect on any third party; and

c. that there are no third party beneficiaries, implied or otherwise, to this Agreement.

9. Litigation and No Admissions. Within five (5) days of execution of this agreement, the Parties shall dismiss the Litigation, with prejudice. Nothing in this Agreement shall operate as, or be construed as, an admission of liability on behalf of any party. Each party shall be responsible for its own attorneys’ fees and costs that were and are associated with the Litigation and the preparation of this Settlement Agreement.

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF

10. Survival of Representations, Warranties, etc. The Parties to this Agreement covenant and agree that the representations, warranties, covenants, statements and agreements contained in this Agreement shall survive the closing.

11. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be sufficient if in writing, and if hand delivered, sent by Federal Express or comparable overnight carrier, or sent by registered or certified mail, return receipt requested, to the address of each party shown below, or to such other address as a party may designate in writing in accordance with the provisions of this paragraph.

If intended for Erie:	With a copy to:

Mr. Elroy Erie	John A. Schifino, Esquire
1944 Davina Street	Williams, Schifino Mangione
Henderson, Nevada 89074-1023	& Steady, P. A.
P.O. Box 380
Tampa, Florida 33601-0380

If intended for CDS, CDSI,	With a copy to:
and/or Fisher:

Mr. Lowell M. Fisher	David C. Banker, Esquire
President	Bush Ross, P.A.
3030 Horseshoe Drive South, Suite 200	220 South Franklin Street
Naples, Florida 34104	Tampa, Florida 33602-5330

If intended for Peterson:	With a copy to:

Mr. Brent Peterson	David C. Banker, Esquire
515 Starboard Drive	Bush Ross, P.A.
Naples, FL 34103-4143	220 South Franklin Street
Tampa, Florida 33602-5330

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but each counterpart shall together constitute one and the same instrument. A facsimile copy of this Agreement and any signatures hereon shall be considered for all purposes as originals.

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF

13. Entire Agreement/Integration. This Agreement is an integrated contract that represents the entire agreement of the Parties. Correspondence, memoranda, notes, discussions, or agreements, whether written or oral, originating before or on the date of this Agreement are superseded, in all respects, by this Agreement.

14. Binding Effect. This Agreement shall be binding upon the Parties and their respective general partners, limited partners, agents, representatives, personal representatives, successors, and assigns.

15. Headings. The titles and headings of the various sections of this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any interpretation upon any of the provisions of this Agreement.

16. Time of Essence. All times and dates in this Agreement shall be of the essence.

17. Amendment. This Agreement may be amended only by a writing signed by Erie and CDS.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

19. Severability. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.

20. Gender and Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so requires.

21. Additional Documents and Efforts. After execution of this agreement, each party agrees to execute and acknowledge, if required, any and all other documents and writings that are necessary to effectuate and perfect all the terms, obligations and duties granted or imposed by this Agreement and its Exhibits.

22. Nonwaiver. No assent or waiver, express or implied, of any breach of any one or more of the covenants, conditions or provisions of this Agreement shall be deemed a waiver of any subsequent breach, or a waiver of any other covenant, condition or provision of this Agreement.

23. Interpretation. The language used in this Agreement shall not be construed in favor of or against any of the Parties, but shall be construed as if Erie and CDS prepared this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF

24. Exhibits. The Exhibit attached is an integral part of this Agreement, and is incorporated by reference and made a part of this Settlement Agreement.

25. Attorneys’ Fees. In the event of a dispute or if litigation proceedings are instituted by any one or more of the Parties arising from or related to this Agreement or its exhibits, the prevailing party to such litigation shall be entitled to reimbursement for reasonable attorneys’ fees and costs incurred in connection with the litigation. For purposes of this Section, the term “attorneys’ fees and costs” shall include, without limitation, the actual attorneys’ and paralegals’ fees incurred in retaining counsel for advice, suit, appeal, a bankruptcy proceeding or any other legal proceedings.

26. Executory and Conditions Subsequent. All provisions of this settlement contract which are executory or conditions subsequent shall survive the closing and shall continue to bind the Parties hereafter.

THE UNDERSIGNED BEING DULY AUTHORIZED TO EXECUTE THIS INSTRUMENT, HAVE CAREFULLY READ THE FOREGOING AGREEMENT, FULLY UNDERSTAND IT, HAVE RECEIVED THE ADVICE OF AN ATTORNEY REGARDING THIS MATTER (OR, AFTER BEING ADVISED TO SEEK COUNSEL, HAVE DECLINED TO DO SO), AND HAVE KNOWINGLY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT INTENDING TO BE LEGALLY BOUND.

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF

WITNESSES

/s/ witness	/s/ Elroy E. Erie
Robert O’Brien	Elroy E. Erie
Printed Name

/s/ witness	Dated:	November 15, 2007
Josh O’Brien
Printed Name

CERTIFIED DIABETIC SERVICES, INC., a Delaware corporation

/s/ witness	By:	/s/ Lowell M. Fisher
Mark A. Bock		Lowell Fisher, CEO
Printed Name

/s/ witness	Dated:	November 15, 2007
Joyce Colantouni
Printed Name

CDS INVESTORS, LLC, a dissolved Florida limited liability company

/s/ witness	By:	/s/ Brent Peterson
Richard J. Agar		Brent Peterson, former president and
Printed Name		managing member

/s/ witness	Dated:	November 15, 2007
K. Kruchten
Printed Name

/s/ witness	/s/ Brent Peterson
Richard J. Agar	Brent Peterson
Printed Name

/s/ witness	Dated:	November 15, 2007
K. Kruchten
Printed Name

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF

WITNESSES

Lowell Fisher
Printed Name

	Dated:	November 15, 2007

Printed Name

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF

EXHIBIT

Exhibit “A” – Mutual Release

Initialled:	Elroy E. Erie	/i/ EEE
	Brent Peterson	/i/ BP
	Lowell Fisher	/i/ LMF